Exhibit 10.1

$60,000,000

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

13.250% Senior Secured Notes due 2015

PURCHASE AGREEMENT

July 19, 2011

JEFFERIES & COMPANY, INC.

    As Representative of the

    Initial Purchasers listed in

    Schedule I hereto

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

TMX Finance LLC, a Delaware limited liability company (the “Company”), and TitleMax Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, collectively, the “Issuers” and each, an “Issuer”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to Jefferies & Company, Inc. (the “Representative”) and each of the other Initial Purchasers listed on Schedule I attached hereto (together with the Representative, the “Initial Purchasers” and each, an “Initial Purchaser”) an additional $60,000,000 aggregate principal amount of 13.250% Senior Secured Notes due 2015 (each a “Note” and, collectively, the “Notes”). The Notes will be issued under the same indenture (the “Indenture”), dated as of June 21, 2010, by and among the Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) as the Issuers’ outstanding $250,000,000 aggregate principal amount of 13.250% Senior Secured Notes due 2015 (the “Existing Notes”). The Notes will constitute the same series of securities as the Existing Notes and will be treated as a single class for all purposes under the Indenture. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Issuers have prepared a preliminary offering memorandum, dated July 19, 2011 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Notes (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein), (iii) any electronic Time of Sale Document or Final Offering Memorandum and (iv) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2. Terms of Offering. The Initial Purchasers have advised the Issuers, and the Issuers understand, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the Indenture, all Domestic Restricted Subsidiaries (other than Immaterial Subsidiaries) of the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Existing Notes and the Trustee, the payment and performance of the Issuers’ obligations under the Indenture, the Notes and the Existing Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee of the Notes being referred to herein as a “Guarantee” and, together with the Notes, the “Securities,” and each guarantee of the Existing Notes together with the Existing Notes, the “Existing Securities”).

Pursuant to the terms of the Collateral Documents, all of the obligations under the Existing Securities and the Indenture are secured, and all of the obligations under the Securities will be secured, by a lien and security interest in substantially all of the assets of the Issuers and the Guarantors (subject to Permitted Liens).

Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”) in the form attached as Exhibit A hereto, to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree, among other things, to file with the SEC (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes to be offered in exchange for the Notes (the “Exchange Notes”), and guarantees to be offered in exchange for the Guarantees (the “Exchange Guarantees”), which shall be identical to the Securities, except that the Exchange Notes and Exchange Guarantees shall have been registered pursuant to the Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Issuers will issue Exchange Notes to the Initial Purchasers (the “Private Exchange Notes”), which shall be guaranteed by the Exchange Guarantees (the “Private Exchange Guarantees”). If the Issuers fail to satisfy their obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Indenture, the Collateral Documents, the Registration Rights Agreement, the Notes, the Guarantees, the Engagement Letter dated July 12, 2011 (the “Engagement Letter”) among the Company and the Representative, the Exchange Notes, the Exchange Guarantees, the Private Exchange Notes and the Private Exchange Guarantees are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuers, the Securities at a purchase price of $64,200,000, less an amount equal to $1,605,000 as compensation to the Initial Purchasers. Delivery to the Initial Purchasers of and payment for the Securities shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York City time, on July 22, 2011 (the “Closing Date”) at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Representative); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Initial Purchasers in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York City time on the first business day following the satisfaction (or waiver) of all such conditions.

The Issuers shall deliver to the Initial Purchasers one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Representative may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Issuers shall designate to the Initial Purchasers at least two business days prior to the Closing Date. The certificates representing the Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of White & Case LLP (or such other place as shall be reasonably acceptable to the Representative) not later than 10:00 a.m.,

New York City time, one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuers, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally represents and warrants to, and agrees with the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a)	Offering Materials Furnished to Initial Purchasers. The Issuers have delivered to the Initial Purchasers the Time of Sale Document, the Final Offering Memorandum and each Issuer Additional Written Communication (as hereinafter defined) in such quantities and at such places as the Representative has reasonably requested.

(b)	Limitation on Offering Materials. The Issuers have not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow their agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Issuers or their respective agents or representatives described in this clause (iii), an “Issuer Additional Written Communication”).

(c)

No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Applicable Time, did not and, at all times subsequent thereto through the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not and, at the time of each sale of the Securities and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each Issuer Additional Written Communication, when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Issuers in writing by or on behalf of the Initial Purchasers expressly for use in the Time of Sale Document, the Final Offering Memorandum or any Issuer Additional Written Communication as set forth in Section 12. No injunction or order has been issued that either (i) asserts that any of the Transactions are subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction. No statement of material fact included in the Final Offering

Memorandum has been omitted from the Time of Sale Document, and no statement of material fact included in the Time of Sale Document has been omitted from the Final Offering Memorandum.

“Applicable Time” means 2:36 p.m., New York City time, on the date hereof or such other time as may be agreed upon in writing by the Company and the Representative.

(d)	Reporting Compliance. The Issuers are subject to, and are in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e)	Preparation of the Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company and each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests (each a “Subsidiary” and together, the “Subsidiaries”) contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved (“GAAP”). The financial data set forth under the captions “Summary Historical and As Adjusted Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” in the Time of Sale Document and the Final Offering Memorandum have been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. No other financial statements or supporting schedules are required to be included in the Time of Sale Document or the Final Offering Memorandum.

(f)

Disclosure Controls and Procedures. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents)

and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(g)	Independent Accountants. (i) McGladrey & Pullen, LLP, who have certified and expressed their opinion with respect to certain of the financial statements, including the related notes thereto, contained in the Time of Sale Document and the Final Offering Memorandum, are independent certified public accountants with respect to the Company and its Subsidiaries under Rule 101 of the American Institute of Certified Public Accountant’s Code of Professional Conduct, and its interpretations and rulings.

(ii) Dixon Hughes Goodman LLP (formely Dixon Hughes PLLC), who have certified and expressed their opinion with respect to certain of the financial statements, including the related notes thereto, contained in the Time of Sale Document and the Final Offering Memorandum, are independent certified public accountants with respect to the Company and its Subsidiaries under Rule 101 of the American Institute of Certified Public Accountant’s Code of Professional Conduct, and its interpretations and rulings.

(h)	No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the Company’s knowledge, after due inquiry, there is no event that is reasonably likely to occur which, if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect (as defined in paragraph (k) below) except as disclosed in the Time of Sale Document and the Final Offering Memorandum.

(i)

Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries, other than a change on July 19, 2011 by Moody’s Investors Service in its outlook on the Company’s ratings from stable to negative.

(j)	Subsidiaries. Each Subsidiary is listed on Schedule III attached hereto. Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(k)	Incorporation and Good Standing of the Company and its Subsidiaries; MAE. The Company and each of its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Memorandum and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the enforceability of any Collateral Document or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents, or (E) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(l)	Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock or equity or other ownership interests of or in, as the case may be, the Company and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company. All of the outstanding shares of capital stock or equity or other ownership interests of or in, as the case may be, each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Permitted Liens and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (i) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (ii) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (iii) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (i) through (iii), shares of capital stock or equity or other ownership interests of or in, as the case may be, the Company or any of its Subsidiaries.

(m)	Legal Power and Authority. Each of the Issuers and the Guarantors has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n)	This Agreement, Indenture, Registration Rights Agreement and the Collateral Documents. This Agreement has been duly and validly authorized, executed and delivered by the each of the Issuers and the Guarantors. Each of the Indenture, the Registration Rights Agreement and the Collateral Documents has been duly and validly authorized by each of the Issuers and the Guarantors. Each of the Indenture and the Collateral Documents constitutes, and the Registration Rights Agreement, when executed and delivered by each of the Issuers and the Guarantors, will constitute, a legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the Registration Rights Agreement’s rights to indemnity or contribution thereunder, federal and state securities laws and public policy considerations. This Agreement, the Indenture and the Collateral Documents conform and, when executed and delivered, the Registration Rights Agreement will conform, in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”).

(o)	Notes. The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Issuers and, in the case of the Notes, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Issuers, entitled to the benefit of the Indenture, the Collateral Documents and the Registration Rights Agreement, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(p)	Collateral.

(i)	The Liens previously granted by the Issuers and the Guarantors under the Collateral Documents will secure the Notes and all other obligations related thereto, and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such Liens.

(ii)	As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company, any Guarantor or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iii)	All information certified by an officer of the Company in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company is true and correct in all material respects both as of the date hereof and as of the Closing Date.

(iv)	The representations and warranties of the Issuers in the Collateral Documents are true and correct (if such representations and warranties are not already qualified with respect to materiality) in all material respects.

(q)	Compliance with Existing Instruments. Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”), of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), including without limitation those applicable to title lending services (“Title Lending Laws”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document and the Final Offering Memorandum. There exists no condition that, with the passage of time or otherwise, would constitute (A) a violation of such Charter Documents or Applicable Laws, (B) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement or (C) result in the imposition of any penalty or the acceleration of any indebtedness. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries or any of their respective properties.

(r)	No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Documents), the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law, including without limitation any Title Lending Law, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Issuers and the Guarantors. After consummation of the Offering and the Transactions, no Default or Event of Default will exist.

(s)	No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except (i) those that have been obtained or made, as the case may be, by the Company or its Subsidiaries and are in full force and effect, (ii) those as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with the Transactions, (iii) those contemplated by the Registration Rights Agreement and the Collateral Documents and (iv) the filing of a Current Report on Form 8-K with the SEC as may be required under the Securities Act and the Exchange Act, as the case may be, regarding the Documents and the Transactions.

(t)	No Material Applicable Laws or Proceedings. (i) No Applicable Law has been enacted, adopted or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction has been issued and no proceeding for that purpose has been commenced or, to the Company’s knowledge, is pending or contemplated and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph, (A) would, as of the date hereof and at the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(u)

All Necessary Permits and Licenses. Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Time of Sale Document and the Final Offering Memorandum (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and neither the Company nor any of its Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, the Company and its Subsidiaries validly hold all licenses, permits and authorizations necessary for the Company and its Subsidiaries to provide title lending services in each state in which the Company and its Subsidiaries conduct business (the “Licenses”), (ii) the Licenses are in full force and effect and are not subject to any conditions outside the ordinary course, and (iii) there are no pending or threatened complaints, investigations, actions or other proceedings, or orders, decisions or decrees, that could reasonably be expected to adversely affect the validity of the Licenses or the ability of the Company and its Subsidiaries to provide title lending services pursuant to those Licenses.

(v)	Title to Properties. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, all such property will be free and clear of all Liens other than Permitted Liens. All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)	Tax Law Compliance. All income and other material Tax (as hereinafter defined) returns required to be filed by the Company and each of its Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP. To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not due or payable are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(x)	Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the Closing Date, the Intellectual Property will be free and clear of all Liens, other than Permitted Liens. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of Sale Document or the Final Offering Memorandum to avoid a material misstatement or omission and are not described therein. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of its Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the intellectual property used by the Company or any of its Subsidiaries has been obtained or is used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s or any of its Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(y)	ERISA Matters. Each of the Company, its Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, its Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(z)

Labor Matters. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum (i) neither of the Issuers nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Issuers or the Guarantors, and, to the knowledge of the Issuers and the Guarantors no union organizing activities are taking place that could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Issuers and the Guarantors, no union organizing or decertification efforts are underway or threatened against the Issuers or the Guarantors; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Issuers or the Guarantors, or, to the Issuers’ and the Guarantors’

knowledge threatened against the Issuers or the Guarantors; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Issuers and the Guarantors, there is no threatened or pending liability against the Issuers or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Issuers or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Issuers and the Guarantors no employee or agent of the Issuers or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(aa)	Compliance with Environmental Laws. Each of the Company and its Subsidiaries is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of its Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(bb)

Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)	Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (A) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Time of Sale Document and the Final Offering Memorandum in all material respects; and since the date of the most recent evaluation of such internal controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, other than changes referred to in the Time of Sale Document and the Final Offering Memorandum.

(dd)

Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company and its Subsidiaries, taken as a whole, (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of the Company and its Subsidiaries, taken as a whole, is not less than the total amount required to pay the liabilities of the Company and its Subsidiaries, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (B) the Company and its Subsidiaries, taken as a whole, are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (C) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company and its Subsidiaries, taken as a whole, are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (D) neither the Company nor any of its Subsidiaries is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or such Subsidiary is engaged; and (E) the Company and its Subsidiaries, taken as a whole, is not otherwise insolvent under the standards set forth in Applicable Laws.

(ee)	No Price Stabilization or Manipulation. Neither the Issuers nor any of their respective Affiliates (as defined in Rule 501(b) under the Securities Act) has and, to the Issuers’ knowledge, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of either Issuer, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either Issuer; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ff)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.

(gg)	No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Issuers are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of either Issuer of the same class as the Securities have been offered, issued or sold by the Issuers or any of their respective Affiliates within the six-month period immediately prior to the date hereof; and the Issuers do not have any intention of making, and will not make, an offer or sale of such securities of the Issuers of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement or the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(hh)

No Directed Selling Efforts. None of the Issuers, any of their respective Affiliates or other person acting on behalf of the Issuers has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Issuers, any Affiliate of the Issuers and

any person acting on behalf of the Issuers or any Affiliate of the Issuers have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Issuers nor any of their respective Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ii)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Issuers or any Affiliate registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been duly waived.

(jj)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(kk)	Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, each of the Company and its Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and its Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(ll)	No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchasers).

(mm)	No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (i) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (ii) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (iii) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(nn)	Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(oo)	Foreign Corrupt Practices Act. None of the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, after due inquiry, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee thereof from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(pp)	Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(qq)	OFAC. Neither the Company nor its Subsidiaries nor, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(ss)

Financial Services and Market Act. The Issuers have not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000.

The Issuers have been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(tt)	Certificates. Each certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

5. Covenants of the Company and the Guarantors. Each of the Issuers and the Guarantors jointly and severally agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Issuers and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)

Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and the Representative shall have provided its written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Issuer Additional Written Communications, the Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects. The Issuers and the Guarantors consent to the use by the Initial Purchasers of any Issuer Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Representative, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Issuers, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representative) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Issuers it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representative) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Representative may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales. The Issuers will advise the Initial Purchasers promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Issuers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)	Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers and (F) the performance of the obligations of the Issuers and the Guarantors under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuers or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vi) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all other fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with their services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of White & Case LLP, counsel to the Initial Purchasers, travel and lodging expenses, chartering of airplanes, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)	DTC. To comply with the representation letter of the Issuers to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(l)	Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the SEC or any national securities exchange on which any class of securities of the Issuers may be listed.

(n)	Additional Offering Materials. Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement or with the prior approval of the Representative, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(q)	Security Interests. To complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

(r)	Good Standings. To deliver to the Initial Purchasers as of the Closing Date or a date within one business day prior to the Closing Date satisfactory evidence of the good standing of the Issuers and the Guarantors in their respective jurisdictions of organization and the good standing of the Company and each of the Guarantors in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(s)	Investment Company. For so long as any of the Securities remain outstanding, to conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(t)	Lock–up. During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or pursuant to any existing contractual obligations to issue or sell that are disclosed in the Time of Sale Document and the Final Offering Memorandum, any securities of the Issuers that are substantially similar to the Securities without the prior written consent of the Representative.

6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. It is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchasers (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)

General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by the Initial Purchasers or any of their respective representatives in connection with the offer and sale of any of the Securities.

7. Conditions. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the performance by each of the Issuers and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	Representations, Warranties and Agreements. All the representations and warranties of the Issuers and the Guarantors contained in this Agreement and in each of the other Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Issuers and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect). It is understood and agreed that, for purposes of this Agreement, in the event that the Representative determines that a Material Adverse Effect or a Material Adverse Change has occurred and either Issuer or a Guarantor seeks to dispute such determination, such Issuer or Guarantor shall bear the burden of proof to demonstrate by clear and convincing evidence that a Material Adverse Effect or a Material Adverse Change, as applicable, has not occurred.

(b)	Closing Deliverables. The Initial Purchasers shall have received on the Closing Date:

(i)

Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the manager or the Chief Executive Officer, as applicable, and (2) the principal financial or accounting officer of the Issuers and the Guarantors, on behalf of the Issuers and the Guarantors, to the effect that (A) the representations and warranties set forth in Section 4 hereof, in each of the Documents and the Perfection Certificate are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (B) the Issuers and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (C) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no information has become known, and no event or events have occurred nor does any condition exist other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated thereby, that, individually or in the aggregate, would have a Material Adverse Effect, (D) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), neither the Issuers, the Guarantors nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the

Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Issuers, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (E) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of each of the Issuers and Guarantors, certifying such matters as the Representative may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Issuers and the Guarantors operates, dated as of the Closing Date or a date within one business day prior to the Closing Date.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit B attached hereto.

(v)	Company Counsel Opinion. The opinion and 10b-5 letter of Gray & Pannell LLP, counsel to the Issuers and certain of the Guarantors, each dated the Closing Date, in the form of Exhibit C attached hereto.

(vi)	Securities Counsel Opinion. The opinion and 10b-5 letter of Alston & Bird LLP, securities counsel to the Issuers, each dated the Closing Date, in the form of Exhibit D attached hereto.

(vii)	Local Counsel Opinion. Each of the local counsel to the Issuers and the Guarantors, as applicable, listed on Schedule IV hereto shall have furnished to the Initial Purchasers, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit E attached hereto.

(viii)	Initial Purchasers’ Counsel Opinion. An opinion and 10b-5 letter, each dated the Closing Date, of White & Case LLP, counsel to the Initial Purchasers, in form satisfactory to the Representative covering such matters as are customarily covered in such opinions.

(ix)

Comfort Letters. (A) The Initial Purchasers shall have received from McGladrey & Pullen, LLP, the current registered public or certified public accountants of the Company, (1) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (2) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A)(1) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(B) The Initial Purchasers shall have received from Dixon Hughes Goodman LLP (formerly Dixon Hughes PLLC), the former registered public or certified public accountants of the Company, (1) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (2) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (1) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(xi)	Chief Financial Officer’s Back-Up Certificate. A Chief Financial Officer’s Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed by the Chief Financial Officer of the Company, providing back-up disclosure support as specified therein, in form and substance reasonably satisfactory to the Representative.

(xii)	Compliance Certificate. A certificate, dated as of the Closing Date, executed by the Chief Financial Officer of the Company, certifying as to compliance with certain provisions of the Indenture, in form and substance reasonably satisfactory to the Representative.

(c)	Executed Documents. The Initial Purchasers shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Representative), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(d)	Collateral.

(i) The Collateral Agent shall have received on the Closing Date the following, in form and substance reasonably satisfactory to the Representative, but only to the extent not previously delivered:

(A)	appropriately completed copies of Uniform Commercial Code financing statements naming each Issuer and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents;

(B)	appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any person in any collateral described in any Collateral Document previously granted by any person;

(C)	certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name either Issuer or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens); and

(D)	such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

(ii) The Collateral Agent and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent pursuant to the Collateral Documents, for the benefit of the Collateral Agent, the Trustee and the holders of Notes (collectively, the “Secured Parties”), in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum and (B) no Lien exists on any of the collateral described above, other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Document in each case subject to the Permitted Liens;

(iii) To the extent not previously delivered, all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (d)(i)(A) and (d)(i)(B) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”) in a form that is reasonably satisfactory to the Collateral Agent.

(e)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Representative, be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(f)	No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representative’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(g)	No Suspension in Trading; Banking Moratorium. There shall not have been any (i) suspension or limitation of trading generally in securities on the New York Stock Exchange, the NYSE Euronext or the NASDAQ Global Market or any setting of limitations on prices for securities occurs on any such exchange or market or (ii) declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in the Representative’s sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(h)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

8. Indemnification and Contribution.

(a)	Indemnification by the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally agrees to indemnify and hold harmless each of the Initial Purchasers, their respective affiliates, directors, officers and employees, and each person, if any, who controls either Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which such Initial Purchaser, affiliate, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, each Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Issuers and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Issuers consists of the information set forth in Section 12. The indemnity agreement set forth in this Section shall be in addition to any liability that the Issuers and the Guarantors may otherwise have to the indemnified parties.

(b)

Indemnification by the Initial Purchasers. Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, each of the Guarantors and their respective directors, officers and each person, if any, who controls either Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which such Issuer, such Guarantor or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document, any Issuer Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers specifically for use therein as set forth in Section 12; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by such Issuer, such Guarantor or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (x) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (y) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (z) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (i) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)

Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer and employee of either Initial Purchaser, and each person, if any, who controls either Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Issuers and the Guarantors, and each person, if any, who controls either Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

9. Termination. The Representative may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(e) (No Material Adverse Change), 7(f) (No Hostilities) or 7(g) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement. Any termination pursuant to this Section shall be without liability on the part of (a) the Issuers or the Guarantors to the Initial Purchasers, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 5(f) hereof or (b) the Initial Purchasers to the Issuers or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Issuers and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date, any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or of any of the Issuers or Guarantors. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. No Fiduciary Relationship. The Issuers and the Guarantors hereby acknowledge that each Initial Purchaser is acting hereunder solely as initial purchaser in connection with the purchase and sale of the Securities. The Issuers and the Guarantors further acknowledge that each Initial Purchaser is acting hereunder pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary hereunder to either the Issuers, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken hereunder in furtherance of the purchase and sale of the Securities, either before or after the date hereof. Each of the Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to either the Issuers or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers and the Guarantors hereby confirm their understanding and agreement to that effect. The Issuers, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transaction and that any opinions or views expressed by the Initial Purchasers to the Issuers and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers and the Guarantors. The Issuers and the Guarantors hereby waive and release, to the fullest permitted by law, any claims that either of the Issuers or the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Supplied by Initial Purchasers. Each of the Issuers and the Guarantors hereby acknowledges that, for purposes of Section 4(c) and Section 8, the only information that the Initial Purchasers have furnished to the Issuers specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the fifth paragraph and (b) the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14. Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, to: 15 Bull Street, Suite 200, Savannah, GA 31401, Attention: Tracy Young, with a copy to: (A) Gray & Pannell LLP, 24 Drayton Street, Suite 1000, Savannah, GA 31401, Attention: Marvin A. Fentress, Esq., and (B) Alston & Bird, LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, Attention: M. Hill Jeffries, Esq., and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022 (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Guarantors, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Securities from the Initial Purchasers is intended to be a beneficiary of the covenants of the Issuers and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Issuers and the Guarantors, and each such purchaser shall have the right to take action against the Issuers and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)

Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuers and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (A) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial

Purchasers and for any counterclaim related to any of the foregoing and (B) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	Agreement Among Initial Purchasers. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon each of the Initial Purchasers.

[Remainder of page intentionally left blank.]

Please confirm that the foregoing correctly sets forth the agreement between the Issuers, the Guarantors and the Initial Purchasers.

Very truly yours,

TMX Finance LLC

By:	/s/ Tracy Young
Name:	Tracy Young
Title:	Manager

TitleMax Finance Corporation

By:	/s/ Tracy Young
Name:	Tracy Young
Title:	Chief Executive Officer

TitleMax Funding, Inc.
TitleMax of Georgia, Inc.
TitleMax of Tennessee, Inc.
TitleMax of South Carolina, Inc.
TitleMax of Alabama, Inc.
TitleMax of Missouri, Inc.
TitleMax of Illinois, Inc.
TitleMax of Virginia, Inc.
TitleMax of Mississippi, Inc.
TitleMax of Texas, Inc.
TitleMax of Arizona, Inc.
TMX Finance of Florida, Inc.
TitleMax of Nevada, Inc.
EquityAuto Loan, LLC
AutoCash, Inc.

By:	/s/ Tracy Young
Name:	Tracy Young
Title:	Chief Executive Officer

Purchase Agreement – Signature Page

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.
Acting as Representative of the Initial
Purchasers listed on Schedule I hereto

By:	/s/ L. Richard DiDonato
Name: L. Richard DiDonato
Title: Managing Director

Purchase Agreement – Signature Page

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies & Company, Inc	$56,261,682

Stephens Inc.	$3,738,318

Total	$60,000,000

SCHEDULE II

PRICING SUPPLEMENT

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
TitleMax Finance Corporation	DE
TitleMax Financing, Inc.	FL
TitleMax Funding, Inc.	FL
TitleMax of Arizona, Inc.	DE
TitleMax of Alabama, Inc.	AL
TitleMax of Georgia, Inc.	GA
TitleMax of Illinois, Inc.	DE
TitleMax of Mississippi, Inc.	DE
TitleMax of Missouri, Inc.	DE
TitleMax of Nevada, Inc.	DE
TitleMax of South Carolina, Inc.	SC
TitleMax of Tennessee, Inc.	TN
TitleMax of Virginia, Inc.	DE
TitleMax of Texas, Inc.	DE
TMX Finance of Florida, Inc.	DE
EquityAuto Loan, LLC	GA
AutoCash Inc.	DE

“*”	indicates a “Foreign Restricted Subsidiary” as defined in the Indenture.

SCHEDULE IV

LOCAL COUNSEL

Chambliss, Bahner & Stophel, P.C., Tennessee counsel to TitleMax of Tennessee, Inc.

Galese & Ingram, P.C., Alabama counsel to TitleMax of Alabama, Inc.

Robinson, McFadden & Moore, P.C., South Carolina counsel to TitleMax of South Carolina, Inc.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

July 22, 2011

The undersigned, Don Thomas, Chief Financial Officer of TMX Finance LLC, a Delaware limited liability company (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 7(b)(iv) of the purchase agreement (the “Purchase Agreement”) dated as of July 19, 2011, by and among the Issuers, the Guarantors and the Initial Purchasers, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the use of proceeds described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum:

1.	The fair market value of the properties of the Company and its Subsidiaries, taken as a whole, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise;

2.	The present fair saleable values of the property of the Company and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.	The Company and its Subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

4.	The Company and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

5.	Neither the Company nor any of its Subsidiaries has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of the Company and its Subsidiaries or any of their respective affiliates, as case may be;

6.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each of the Issuers and the Guarantors after consummation of the transactions.

B-1

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The undersigned understands that the Initial Purchasers are relying on the truth and accuracy of contents of this Certificate in connection with their entering into the Purchase Agreement.

TMX Finance LLC

By:
Name:	Don Thomas
Title:	Chief Financial Officer

B-2

EXHIBIT C

FORM OF OPINION OF

GRAY & PANNELL LLP

[See attached.]

C-1

EXHIBIT D

FORM OF OPINION OF

ALSTON & BIRD LLP

[See attached.]

D-1

EXHIBIT E

FORM OF OPINION OF LOCAL COUNSEL

We have acted as special counsel to TitleMax of [                    ], Inc. (the “Subsidiary”), for the State of [                    ] in connection with the transactions (the “Transactions”) described in the documents listed on Schedule 1 attached hereto (the “Documents”). The Subsidiary has requested that we provide this legal opinion to you to satisfy a condition to closing of the Transactions. This opinion will contain customary and appropriate assumptions, qualifications and limitations, which we intend to negotiate in their entirety.

In rendering the opinions expressed below, we have examined: (i) the Documents and (ii) such other documents as we have deemed necessary or advisable. Based on our review of such documents, it is our opinion that:

(i) The Subsidiary has been duly formed and is validly existing and in good standing under the laws of [                    ].

(ii) The Subsidiary has all necessary corporate power and authority to conduct its businesses and to own, lease and operate its properties and assets and to take and has duly taken all action necessary under its governing instruments to execute, deliver and perform its obligations under the Documents and to consummate the Transactions to which it is a party.

(iii) The execution, delivery and performance of the Documents and the consummation of the Transactions by the Subsidiary have been duly and validly authorized by it.

(iv) The Documents have been duly and validly executed and delivered by the Subsidiary.

(v) To the best of the undersigned’s knowledge, the Subsidiary is not in violation of its charter documents or any applicable law of any governmental authority, or in breach of or default under any applicable agreements, other than breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Subsidiary or its assets.

(vi) The execution and delivery by the Subsidiary of each Document to which it is a party does not, and the performance by the Subsidiary of its obligations thereunder, including the granting of the Liens provided for in the Documents, and the Transactions, will not conflict with or violate any Applicable Law of [                    ].

(vii) To the best of the undersigned’s knowledge, no consent, approval, authorization or order, filing or registration of or with any governmental authority is required for the execution, delivery or performance by the Subsidiary of any Document to which it is a party or for the consummation of the Transactions.

E-1

(viii) To the best of the undersigned’s knowledge: (a) no Proceeding is pending or threatened that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions or (ii) would, individually or in the aggregate, have a material adverse effect on the Subsidiary or its assets, and (b) the Subsidiary is not subject to any judgment, order, decree, rule or regulation of any governmental authority that would, individually or in the aggregate, have a material adverse effect on the Subsidiary or its assets.

(ix) The choice of New York law to govern the construction and interpretation of the Documents is a valid and effective choice of law under the laws of [                    ], and adherence to existing judicial precedents under [                    ] law would require courts sitting in [                    ] to abide by such choice of law

(x) [The financing statement listing the Subsidiary as “Debtor” has been reviewed by us (the “Financing Statement”) and is in appropriate form for filing with the Secretary of State of [                    ]. Upon the proper filing in the applicable filing offices of the Financing Statement, a UCC Article 9 security interest in that portion of the collateral described therein in which a security interest may be perfected by filing a financing statement will be perfected without any other action or notice.]

(xi) No stamp tax or other issuance or transfer taxes or duties or other similar fees or charge (other than filing and recording fees imposed by law) is required to be paid in [                    ] in connection with the execution, delivery, filing or recording of the Documents, including the Financing Statement.

E-2